Exhibit 99.4

CONSENT OF PETRIE PARTNERS SECURITIES, LLC

July 13, 2021

Extraction Oil & Gas, Inc.

370 17th Street, Suite 5200

Denver, CO 80202

Attention: Board of Directors

RE:	Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of Bonanza Creek Energy, Inc. (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letters, dated May 9, 2021 and June 6, 2021, respectively, to the Board of Directors of Extraction Oil & Gas, Inc. as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Bonanza Creek Energy, Inc. filed with the Securities and Exchange Commission (the “SEC”) as of the date hereof and the references to our opinion or opinions, as applicable, in such Joint Proxy Statement/Prospectus under the following headings: “SUMMARY–Opinion of Extraction’s Financial Advisor,” “THE EXTRACTION MERGER–Background of the Extraction and Crestone Peak Mergers,” “THE EXTRACTION MERGER–Recommendation of the Extraction Board and Reasons for the Extraction Merger,” “THE EXTRACTION MERGER–Certain Unaudited Prospective Financial and Operating Information,” and “THE EXTRACTION MERGER–Opinion of Extraction’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the SEC as of the date hereof and not to any additional amendments or supplements thereto, and our opinions are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is either opinion to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations of the SEC thereunder.

PETRIE PARTNERS SECURITIES, LLC

By:	/s/ John Fossum
Name: John Fossum
Title: Managing Director